UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PETALS DECORATIVE ACCENTS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on December 13, 2006, at 10:00 a.m., at the Executive Pavilion, Garden Level Conference Room, 90 Grove Street, Ridgefield, Connecticut 06877. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided.

Thank you for your cooperation, continued support and interest in Petals Decorative Accents, Inc.

For the Board of Directors,

Stephen M. Hicks
Chairman and President

PETALS DECORATIVE ACCENTS, INC.

EXECUTIVE PAVILION
90 Grove Street
Ridgefield, Connecticut 06877
(203) 431-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 13, 2006

To the Stockholders of Petals Decorative Accents, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Petals Decorative Accents, Inc., a Delaware corporation (“Petals” or the “Company”), will be held at 10:00 a.m., local time, on December 13, 2006, at the Executive Pavilion, Garden Level Conference Room, 90 Grove Street, Ridgefield, Connecticut 06877, to consider and act upon the following proposals:

1.

To elect one member to the Board of Directors to serve for a three-year term as a Class I director; and

2.

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on November 1, 2006 as the record date for the determination of the Petals stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 90 Grove Street, Ridgefield, Connecticut for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

Henry Sargent
Secretary

Ridgefield, Connecticut
November , 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PETALS DECORATIVE ACCENTS, INC.
EXECUTIVE PAVILION
90 Grove Street
Ridgefield, Connecticut 06877
(203) 431-3300

___________________

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 13, 2006

___________________

PETALS DECORATIVE ACCENTS, INC.
EXECUTIVE PAVILION
90 Grove Street
Ridgefield, Connecticut 06877
(203) 431-3300

____________________

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 13, 2006

_____________________

INFORMATION ABOUT THE MEETING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Petals Decorative Accents, Inc., a Delaware corporation (“Petals” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Wednesday, December 13, 2006 (the “Annual Meeting”) at 10:00 a.m., local time, at the Executive Pavilion, Garden Level Conference Room, 90 Grove Street, Ridgefield, Connecticut 06877, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to elect one member to the Board of Directors of the Company to serve for a three-year term as a Class I director (the “Class I director”) and to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

This Proxy Statement and form of proxy, as well as our annual report, containing financial statements and management’s discussion and analysis of financial condition and results of operations for the ten months ended June 30, 2006, will be mailed to stockholders on or about November 17, 2006.

Only stockholders of record at the close of business on November 1, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 32,049,842 shares of common stock, $0.00001 par value per share (the “Common Stock”), 10,800 shares of Series A preferred stock, $0.00001 par value per share (“Series A Preferred Stock”) and 240 shares of Series B preferred stock, $0.00001 par value per share (“Series B Preferred Stock”) of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. As of the Record Date, the holders of Series A Preferred Stock and Series B Preferred Stock are entitled to approximately 555 and 33,333 votes per share respectively on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Petals Decorative Accents, Inc., Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Quorum and Tabulation of Votes

Our bylaws provide that the representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class I director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as the Class I director. No other matter is expected to be submitted to the stockholders at the Annual Meeting. If another matter were submitted, then the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matter set forth in the accompanying Notice of Annual Meeting.

PROPOSAL ONE — ELECTION OF DIRECTOR

The Petals Board of Directors is divided into three classes. Each of the directors serves a three-year term, with one class of directors being elected by our stockholders at each annual meeting.

At the Annual Meeting, one Class I director will be elected to serve until the 2009 annual meeting and until such directors’ successors are duly elected and qualified, or until their earlier death, resignation, removal or disqualification. The Board of Directors has nominated Stephen M. Hicks for election as the Class I director. The nominee has agreed to serve if elected, and we have no reason to believe that he will be unable to serve. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for another nominee as is then designated by the board of directors.

The Board of Directors recommends that you vote FOR the election of Stephen M. Hicks as the Class I director.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

The vote will be tabulated by the Company’s transfer agent, Corporate Stock Transfer, 3200 Cherry Creek South Drive, Denver, CO 80209-3244; telephone (303) 282-4800.

RECENT EVENTS

Acquisition of the Petals Decorative Accents LLC Business

We have undergone substantial changes since our last annual meeting. On June 23, 2006, we entered into a Contribution Agreement (the “Contribution Agreement”) with Petals Decorative Accents LLC (“Petals LLC”) pursuant to which we agreed to acquire substantially all the assets of Petals LLC in exchange for the assumption by us of certain liabilities of Petals LLC and the issuance to Petals LLC of 10,800 shares of our Series A Preferred Stock, 240 shares of our Series B Preferred Stock and 30,000,000 shares (post-reverse split) of our Common Stock (the “Acquisition”).

On June 30, 2006, pursuant to the terms of the Contribution Agreement, we completed the Acquisition and on September 20, 2006, we changed our name from ImmunoTechnology Corporation to Petals Decorative Accents, Inc. so that it would better reflect our business going forward.

On August 2, 2006, Petals LLC filed a Form 4 with the SEC to report that it had entered into an Assignment Agreement, dated July 31, 2006, pursuant to which it assigned 1,900,000 (post-reverse split) shares of our common stock. After giving effect to this assignment, Petals LLC still controls us and beneficially owns approximately 91.4% of our Common Stock, on a fully diluted, as-converted to Common Stock basis. Petals LLC is controlled by affiliates of Stephen M. Hicks, our chairman and president. As a result, Mr. Hicks possesses significant influence over our affairs and the matters to be voted on at the Annual Meeting.

OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors

We have a classified board of directors. Our board of directors is divided into three classes designated as Class I, Class II and Class III, respectively. Our Amended and Restated Certificate of Incorporation and our By-laws require us to have at least three directors but no more than twelve. The number of directors is set by the board of directors and is currently three. Mr. Hicks, our president, is the only director who is an employee of the Company. The make-up of the board of directors is as follows:

•

One Class I director standing for election at the 2006 Annual Meeting, who will be elected for a three-year term ending in 2009.

•

One Class II director, whose term ends in 2007, who will serve out his current terms in full and stand for election at the 2007 annual meeting for a three-year term ending in 2010.

•

One Class III director, whose term ends in 2008, and who stand for election at the 2008 annual meeting for a three-year term ending in 2011.

The Board of Directors has nominated Stephen M. Hicks for election as the Class I director. Mr. Hicks currently holds the Class III director seat. Henry Sargent holds the Class II director seat and the Class I director seat is currently vacant. If Mr. Hicks is successfully elected to the Class I director seat at the 2006 Annual Meeting, the Class III director seat will become vacant until the board of directors nominates a replacement for Mr. Hicks.

The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the Company:

Name	Age	Position

Stephen M. Hicks	46	President and chairman of the board of directors
Christopher Topping	45	Chief executive officer
Gregory Powell	46	Chief financial officer
Daniel Dorzback	49	Chief merchandising officer
Antonio Yenidjeian	50	Senior vice president of operations
Henry Sargent	39	Director

Stephen M. Hicks. Mr. Hicks has been chairman of Petals since its inception. Mr. Hicks founded Southridge Capital Management, LLC in 1996. Southridge is a fund management company that generally focuses on financing small-cap public companies. He has been chief executive of Southridge since its inception. From April 1994 until

August 1997, Mr. Hicks was associated with Trans Pacific Capital (USA) Inc. as a fund manager specializing in derivatives and negotiated private placements. From September 1990 until April 1994, Mr. Hicks was employed by Wertheim Schroeder & Co. Inc., and became Head of Proprietary Derivatives Trading. Mr. Hicks received his BS from Kings College, Ontario, and his MBA from Fordham University.

Christopher Topping. Mr. Topping assumed his current position with Petals in August 2004. From 2001 to August 2004, he was the chief marketing officer of The Wine Enthusiast, a private company based in Elmsford, NY. From 1994 to 2001 he was the vice president of marketing of Petals, Inc. Petals, Inc. later filed for protection from creditors under Chapter 11 of the bankruptcy code in May 2003. Mr. Topping holds a Bachelor of Science from the University of Rhode Island and a Master of Business Administration from New York University Stern School of Business.

Greg Powell. Mr. Powell assumed his current position with Petals in October 2006. From April 2004 to October 2006, he served as the chief financial officer of Spiegel Brands Inc., a direct response retailer of apparel and home furnishings based in New York, NY, where he previously served as Vice President of Finance from June 2003 to April 2004. Prior to his time at Spiegel, from April 1996 to June 2003, Mr. Powell served as the Vice President of Merchandise Planning and Inventory Control for the Direct Sales Division of J. Crew Group, Inc. and from September 1991 to March 1996, he served as Director of Merchandise Planning for the Direct Sales Division of J. Crew Group.

Daniel Dorzback. Mr. Dorzback has over 20 years of experience as a merchandising executive. Most recently he was the Retail Director of Mikasa for two years. From September 2000 to January 2002, Mr. Dorzback was the Senior Vice President of Merchandising for Petals, Inc. Petals, Inc. later filed for protection from creditors under Chapter 11 of the bankruptcy code in May 2003. In his role at Petals, Inc., Mr. Dorzback was instrumental in developing the company’s accessory product mix and reducing the company’s cost of goods in this category. Mr. Dorzback started his career with Macy’s. Mr. Dorzback received a BA and MBA from Boston University.

Antonio Yenidjeian. Mr. Yenidjeian became Petals’ senior vice president of operations in October 2005. Before that, Mr. Yenidjeian was a consultant to us and was instrumental in restarting our business after the bankruptcy of Petals, Inc. From 1999 to 2001 Mr. Yenidjeian was senior vice president and chief operating officer of Camdens, an LVMH venture-backed incentive, rewards and recognition gifting service. From 1996 to 1999, Mr. Yenidjian served as senior vice president and chief information officer at Doubleday Direct, now called BookSpan, a Bertelsmann AG company and the largest continuity business in the world. Mr. Yenidjeian holds a B.S.E.E. from the Universidad de Buenos Aires, Argentina.

Henry Sargent. Mr. Sargent has been a director of Petals since its inception. He has held various executive positions with Southridge Capital Management, LLC since 1998. Prior to joining Southridge, Mr. Sargent practiced corporate law with Claugus & Mitchell, a New York law firm. Mr. Sargent is a CFA and received his BA from Connecticut College and his JD from Fordham University.

Prior to the Acquisition, our directors and executive officers were as follows:

Name	Age	Position

Mark Scharmann	47	President, treasurer and director
Dan Price	51	Director

The Contribution Agreement required that each of our executive officers deliver a written resignation and release prior to the Closing. Mr. Scharmann delivered his resignation as an officer on June 30, 2006 and Mr. Price resigned as a director on the same date.

Committees of the Board

Executive Committee

Our board of directors has created an executive committee of the board. The number of positions on the committee is set at one (1), and Stephen M. Hicks is the sole appointed member. Our board has delegated to this committee all of the directors’ powers which may be delegated to committees pursuant to Section 141 of the General Corporation Law of the State of Delaware.

Audit Committee

We do not have an audit committee. We are not a “listed issuer” within the meaning of Rule 10A-3 under the Exchange Act of 1934, as amended. As a result, we are not required to have an audit committee. However, our board of directors may consider appointing such a committee in the future. Currently, our entire board of directors serves the function of an audit committee.

We do not have an Audit Committee Financial Expert. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to audit committees of listed companies. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. We are not required to have an audit committee. As a result, we do not have an Audit Committee Financial Expert, as defined by Item 401(e)(2) of Regulation S-B, serving as a director of the Company.

Compensation Committee

We do not have a standing compensation committee. Until we form a compensation committee, the board of directors as a whole will make recommendations concerning executive salaries and incentive compensation for our employees and will administer any stock incentive plans adopted by the Company.

Nominating Committee

We do not have a standing nominating committee or a charter with respect to the nominating process. Our board of directors believes that it is not necessary to have such a committee because its size and composition allow it to adequately identify and evaluate qualified candidates for directors. Our board of directors does not have any minimum qualifications that must be met by director nominees. Until we form a separate nominating committee, the board of directors as a whole will be responsible for the process of nominating directors.

Our board of directors does not have a formal process for identifying and evaluating nominees for directors, including nominees recommended by security holders. Moreover, we do not pay fees to any third party to assist in the process of identifying or evaluating director candidates.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2006, compensation matters were handled by the board of directors as a whole, and no member of the board of directors was an officer or employee of the Company except Stephen Hicks, who became the president on June 30, 2006. No member of the board of directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s board of directors except for Stephen M. Hicks. Mr. Hicks is the founder and chief executive of Southridge Capital Management, LLC. Our director Henry Sargent is currently an executive of Southridge Capital Management, LLC.

Director Compensation

Our directors received no compensation for their service on our board of directors for the fiscal year ended June 30, 2006.

Meetings of the Board of Directors

Our board of directors consisted of two directors during the fiscal year ended June 30, 2006, and no board meetings were held and all resolutions were adopted by unanimous written consent.

Policy Regarding Board Attendance

Our directors are expected to attend meetings of the board of directors and meetings of committees on which they serve. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our board of directors to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Director Candidates and Selection Process

Our directors take a critical role in guiding our strategic direction and oversee the company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences. In addition, directors must have time available to devote to board activities and to enhance their knowledge of the industry.

We do not have in place a process by which our stockholders may recommend nominees to our board of directors. However, our board would consider any candidate proposed by a stockholder in accordance with the by-laws, certificate of incorporation and the laws of the State of Delaware.

Stockholder Communications with the Board

The board of directors has not implemented a process by which shareholders may send written communications to the board’s attention. The board of directors believes that it is appropriate to operate without such a formal process because we are a small management and do not believe that a formal process is necessary to facilitate communications. Stockholders wishing to communicate with the board of directors, may send correspondence to the attention of the Corporate Secretary, Petals Decorative Accents, Inc., Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06887.

Code of Ethics

Given our current size and the short period for which we have been an operating company, our board of directors has not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or other persons performing similar functions.

In the near future, our board of directors expects to (i) assess ethics and compliance risks within the organization, and (ii) evaluate our corporate culture, our internal reporting mechanisms in light of the Sarbanes-Oxley Act of 2002, and the time and financial resources necessary to put in place an ethics compliance program.

If we decide to adopt a code of ethics, we intend to satisfy the disclosure obligations set for in SEC Release No. 33-8180 and in the Form 8-K.

Executive Officers and Compensation of Executive Officers

Officer Compensation Prior to the Acquisition of the Petals LLC Business

Prior to the acquisition of the Petals LLC business, we were inactive and considered a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). Our officers received no compensation for their services for the fiscal year ended June 30, 2006.

Summary Compensation Table of the Officers and Directors of Petals LLC

The following table relates to the historical management of Petals LLC, now our management, and sets forth the compensation earned during the year ended June 30, 2006, by the chief executive officer of Petals LLC, its other executive officers who were in office on June 30, 2006, and its former chief financial officer, whom we refer to in this Report as the “named executive officers” of Petals.

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	Other Compensation

Christopher Topping(1) Chief Executive Officer	2006 2005	240,000.01 211,704.54	— 15,000	— —	— —	— —	— —

Stephen M. Hicks(2) President	2006 2005	84,150.00 —	— —	— —	— —	— —	— —

Daniel Dorzback(3) Chief Merchandising Officer	2006 2005	176,500.02 126,875.00	— 5,000	— —	— —	— —	— —

Stephen Hieber(4) Former Chief Financial Officer	2006 2005	134,599.29 —	— —	— —	— —	— —	— —

Antonio Yenidjeian(5) Vice President of Operations	2006 2005	128,750.01 —	— —	— —	— —	— —	— —

——————

1.

Mr. Topping joined Petals LLC on August 30, 2004.

2.

Mr. Hicks entered into an employment agreement with Petals LLC on March 31, 2006.

3.

Mr. Dorzback joined Petals LLC on October 15, 2004.

4.

Steven Hieber, our former chief financial officer, joined Petals LLC on October 11, 2005. Mr. Hieber separated from us in September 2006.

5.

Antonio Yenidjeian, our executive vice president of operations, joined Petals LLC on October 1, 2005.

On October 23, 2006, Gregory Powell joined us as our chief financial officer.

No executive officer of Petals has received any stock or other equity-based compensation.

Employment Agreement with Stephen M. Hicks

Petals LLC entered into a five-year employment agreement with Stephen Hicks, its president and chairman as of March 31, 2006 which provides for an annual salary of $280,000. This agreement was assumed by us in connection with the Acquisition. The Company may defer payment of salary pursuant to this employment agreement until December 31, 2006. From time to time, the chairman, at his sole discretion, may elect to receive all or any part of his salary in the form of common stock of the Company. The value of any common stock to be issued to the chairman shall be determined as follows: (i) if there exists a public market for the Company’s common equity, then the price per share shall be 75% of the average of the closing trading prices for the ten trading days ending on the trading day immediately prior to the due date, or (ii) if no public market exists for Company’s common equity, then by the Board of Directors of the Company in its reasonable good faith judgment. The president/chairman shall also be granted an annual equity bonus in each year during the term of the agreement equal to two percent of the then outstanding common stock of the Company in the event that the Company generates annual earnings before interest, taxes, depreciation and amortization of at least $2,000,000. The equity grant is payable to the chairman within 30 days after the end of each fiscal year. As of June 30, 2006, the Company had deferred payment of approximately $84,150 in salary due to Mr. Hicks under this employment agreement.

The agreement automatically renews for successive one year periods unless either party declines to renew this agreement by giving the other party hereto written notice within 90 days of the end of any one-year renewal period.

As part of the Agreement, the chairman agreed to devote such time as he, in his sole discretion, deems reasonable necessary to fulfill his obligations under the Agreement, recognizing that his employment does not require his full business time or limit his association with other entities.

The Agreement automatically renews for successive one year periods unless either party declines to renew this Agreement by giving the other party hereto written notice within 90 days of the end of any one-year renewal period.

As part of the Agreement, Mr. Hicks agreed to devote such time as he, in his sole discretion, deems reasonable necessary to fulfill his obligations under the Agreement, recognizing that his employment does not require his full business time or limit his association with other entities.

Employment Agreement with Chief Executive Officer

On August 12, 2004 Petals LLC entered into an employment agreement with Christopher Topping. Mr. Topping was elected as our chief executive officer on June 30, 2006 and we assumed this agreement in connection with the Acquisition. The initial term of the agreement is for two years and it renews automatically for successive one-year periods unless terminated earlier pursuant to its terms. The agreement provides for an annual base salary of $240,000 and bonus compensation equal to 4% of earnings before interest, taxes, depreciation and amortization, as well as performance based equity grants.

Equity Compensation Plan Information

The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all previous equity compensation plans not previously approved by stockholders, as of June 30, 2006, the end of the most recently completed fiscal year.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders(1)	0	N/A	0
Equity compensation plans not approved by security holders(2)	124,666†	N/A	(2)

Total	0	N/A	0

——————

†

Shares reported give effect to our September 20, 2006 reverse stock split.

(1)

On August 2, 2006, our board of directors and the requisite number of stockholders, acting by written consent in lieu of a meeting, adopted and ratified the Petals Decorative Accents, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) and reserved 5,000,000 (post-reverse split) shares of Common Stock for issuance pursuant to the plan. Shares reserved pursuant to the 2006 Plan have not been included in the table above because the 2006 Plan was adopted after June 30, 2006. For more information regarding the 2006 Plan, please see our Definitive Schedule 14C filed with the SEC on August 29, 2006 (file no. 000-24641).

(2)

The Company has a five-year employment agreement with its president and chairman which provides that our president, at his sole discretion, may elect to receive all or any part of his base salary in the form of Common Stock of the Company. The value of any common equity to be paid shall be determined as follows: (i) if there exists a public market for the Company’s common equity, then the price per share shall be 75% of the average of the closing trading prices for the ten trading days ending on the trading day immediately prior to the due date, or (ii) if no public market exists for the Company’s common equity, then the board of directors of the Company, in its reasonable good faith judgment, will assign a value. As of June 30, 2006, the Company had deferred payment of approximately $84,150 of salary due to Mr. Hicks pursuant to this employment agreement. Using the closing price of our Common Stock on September 25, 2006, of $0.90, the Company could be required to issue to our president approximately 124,666 shares of our Common Stock in satisfaction of the deferred salary owed as of June 30, 2006. This employment agreement expires on March 31, 2011 and provides for an annual salary of $280,000. This agreement is attached to our current report on Form 8-K filed with the SEC on July 7, 2006, and is incorporated herein by reference.

Report of the Board of Directors Regarding Executive Compensation

The board of directors is responsible for reviewing the compensation paid to the Company’s executive officers and determining such compensation. The Board approves all compensation paid to executive officers, including grants of stock options, as provided in the Company’s 2006 Stock Incentive Plan. During the fiscal year ended

June 30, 2006, the board made all compensation related determinations. There are two basic components to our executive compensation program: salary and benefits and long-term incentive compensation in the form of stock options and other equity-based compensation.

Salary and Benefits. We design our executive salary structure to be competitive. We believe a competitive salary structure is important if we are to retain our executives and other key employees and attract highly qualified executives when needed. To determine whether our salary structure is competitive, we periodically review available information about prevailing salaries and compensation programs offered by companies within our geographic area that are similar to us in size and type of business conducted. We take into account not only the amount of our base salary but also our overall benefits package. Our executive benefits include vacation, medical, dental, vision, term life, and disability. An individual executive’s salary and benefits package will vary within our framework based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance.

Long-Term Incentive Compensation. Each executive officer is eligible to participate in our 2006 Stock Incentive Plan (the “Plan”). Under the Plan, the board of directors may grant incentive and nonqualified stock options, restricted stock, stock appreciation rights, and stock units to executive officers and other personnel, non-employee directors and consultants. As of June 30, 2006, no awards have been granted under the plan.

Members of the Board of Directors

Stephen M. Hicks
Henry Sargent

The Report of the Board of Directors Regarding Executive Compensation is not considered proxy-soliciting material and is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this report by reference.

Certain Relationships and Related Transactions

Revolving Credit Facility with Ridgefield Bank

On December 10, 2004, Petals LLC entered into a $1,500,000 commercial revolving line of credit with Ridgefield Bank. Our chairman, Stephen Hicks, guaranteed the obligations pursuant to this credit facility and Southridge Holdings, LLC, an entity controlled by Mr. Hicks, is a co-borrower of the loan. We assumed the rights and obligations of this facility in the Acquisition. At June 30, 2006, we owed $1,500,000 pursuant to this credit facility.

Information Technology Services Agreement with an Affiliated Entity

On February 3, 2005, Petals LLC entered into a Technology Services Agreement with Southridge Technology Group, Inc., an entity controlled by our chairman, Stephen Hicks. We assumed the rights and obligations pursuant to this agreement in connection with the acquisition.

Lease Agreement with Southridge Holdings, LLC

On January 16, 2006, Petals LLC entered into a Lease Agreement with Southridge Holdings LLC, an entity controlled by our chairman, Stephen Hicks, for approximately 7,000 square feet of office space located at Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut. We acquired the rights and obligations pursuant to this lease in connection with the Acquisition. The lease agreement expires on December 31, 2008 and requires monthly rental payments of approximately $21,010. This space is used for our corporate headquarters.

Employment Agreement with Chairman

Petals LLC entered into a five-year employment agreement with its president and chairman, Mr. Hicks, as of March 31, 2006. For more information regarding this employment agreement, please see the section titled “Employment agreement with Stephen M. Hicks” beginning at page 7.

INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table provides information about the beneficial ownership of our Common Stock as of October 23, 2006, by:

•

each person or entity known by us to own beneficially more than five percent of our common stock;

•

each of the named executive officers;

•

each of our directors; and

•

all of our executive officers and directors as a group.

In accordance with SEC rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after October 23, 2006 through the exercise of any option, warrant or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock set forth opposite their names. Percentage of beneficial ownership is based on 32,049,842 shares of common stock outstanding as of October 23, 2006. All shares included in the “Right to Acquire” column represent shares subject to outstanding preferred stock, stock options or warrants that are exercisable within 60 days after October 23, 2006. The address of our executive officers and directors is in care of Petals Decorative Accents, Inc., Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877.

The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

	Shares Beneficially Owned
5% Stockholders, Directors and Executive Officers	Outstanding		Right to Acquire		Total	Percent

Petals Decorative Accents, LLC 90 Grove Street, Suite 206 Ridgefield, Connecticut 06877	30,000,000		8,000,000	(8)	38,000,000	94.88%
Accelerant Partners, LLC(2) c/o Southridge Capital Mgmt 90 Grove Street, Suite 206 Ridgefield, Connecticut 06877	30,000,000		8,000,000	(8)	38,000,000	94.88%
Stephen M. Hicks(3)(4) President and Chairman	30,000,000		8,253,896	(8)	38,253,896	94.91%
Mountain West Partners, LLC(5) c/o Southridge Capital Mgmt 90 Grove Street, Suite 206 Ridgefield, Connecticut 06877	1,900,000		—		1,900,000	5.92%
Henry Sargent(5) Director	1,900,000		—		1,900,000	5.92%
Christopher Topping, Chief Executive Officer	—		—		—	*
Greg Powell, Chief Financial Officer	—		—		—	*
Stephen Hieber(7)	—		—		—	*
Daniel Dorzback, Chief Merchandising Officer	—		—		—	*
Antonio Yenidjeian, Senior Vice President of Operations	—		—		—	*
All current directors and executive officers as a group (6 persons)	31,900,000	(6)	8,253,896		40,153,896	99.62%

——————

*

Less than one percent.

(1)

All values in this table reflect our 1-for-3 reverse stock split completed on September 20, 2006.

(2)

Accelerant Partners, LLC is the sole voting member of Petals LLC and therefore may be deemed to be the beneficial owner of the shares of our capital stock held by Petals LLC.

(3)

Stephen M. Hicks, our president and chairman, is also the president of Petals LLC and therefore may be deemed to be the beneficial owner of the shares of our capital stock held by Petals LLC.

(4)

As of October 23, 2006, Petals had accrued an aggregate of approximately $171,380 in salary payable to Mr. Hicks pursuant to Mr. Hicks’ employment agreement. Pursuant to his employment agreement, Mr. Hicks could elect to convert his accrued salary into shares of our common stock. Based on the average closing price of our common stock during the ten days prior to October 23, 2006, it is estimated that Mr. Hicks could acquire approximately 253,896 shares of our common stock by exercising this option. For more information on Mr. Hicks’ employment agreement, please see the section titled “Employment Agreement with Stephen M. Hicks, beginning at page 7.

(5)

Henry Sargent became a director on August 18, 2006. As reported on a Form 4 filed by Petals LLC with the SEC on August 2, 2006, Petals LLC entered into an Assignment Agreement with Mountain West Partners, LLC (“MWP”), dated July 31, 2006, assigning to MWP 1,900,000 shares (post-reverse split) of our common stock. Mr. Sargent is a control person of MWP.

(6)

On August 18, 2006, Mark A. Scharmann’s resignation from our board of directors became effective and therefore, Mr. Scharmann is not included in this table. As of October 23, 2006, Mr. Scharmann was the record owner of 941,443 shares of our common stock and had no outstanding rights to acquire common stock within 60 days of October 23, 2006.

(7)

On August 27, 2006, Stephen Hieber tendered his resignation as chief financial officer of ImmunoTechnology Corporation effective September 7, 2006. To the knowledge of the Company’s executive officers, Mr. Hieber’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

(8)

Represents the number of shares of our common stock that would be issuable upon the conversion of 240 shares of our Series B preferred stock held by Petals LLC. Not included are the shares of our common stock issuable upon conversion of 10,800 shares of our Series A preferred stock held by Petals LLC. Pursuant to the certificate of designations, preferences and rights of our Series A preferred stock, shares of Series A preferred stock may not be converted into shares of our common stock before the first anniversary of the original issue date of such shares. All of the outstanding shares of our Series A preferred stock held by Petals LLC were issued on June 30, 2006. But for these time restrictions, the shares of our Series A preferred stock held by Petals would be convertible into 6,000,000 shares of our common stock.

Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, as well as persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of such forms received by us or written representations from certain reporting persons provided to us, we believe that during the fiscal year ended June 30, 2006 all applicable filing requirements were complied with by our executive officers and directors.

Initial reports under Section 16(a) of the Securities Exchange Act of 1934 were not timely filed by Messrs. Dorzback, Hieber and Yenidjeian. These delayed reports did not involve any transaction in our Common Stock but rather were related to each individual’s election as officers of the Company on June 30, 2006, in connection with the Acquisition. The Company is not aware of any outstanding report required to be filed by any of Messrs. Dorzback, Hieber and Yenidjeian.

Performance Graph

The following performance graph compares the performance of Petals’ cumulative stockholder return with that of one broad market index, the Dow Jones Wilshire MicroCap Index, and a published industry or line of business index, the Dow Jones Wilshire Specialty Retail Index. The cumulative stockholder return for the shares of our common stock is calculated assuming $100 was invested on June 30, 2006. The cumulative stockholder returns for the market indexes are calculated assuming $100 was invested on June 30, 2006. We paid no cash dividends to our holders of Common Stock during the periods shown. The performance of the market indexes is shown on a total return (dividends reinvested) basis.

INFORMATION ABOUT OUR AUDITORS

Our Auditors

The board of directors has not yet appointed an independent registered public accounting firm to examine Petals’ consolidated financial statements for the fiscal year ending June 30, 2007. Most & Company, LLP served as our independent registered public accounting firm in connection with the audit of our financial statements for the transitional ten-month period ending June 30, 2006. We expect that representatives of Most & Company, LLP will attend the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Change in Our Independent Registered Public Accounting Firm

On August 21, 2006, following the acquisition of the Petals Decorative Accents, LLC business and the approval from our board of directors, we terminated Spector & Wong, LLP (“Spector”) as our registered independent certified public accountant. Spector audited our financial statements for the fiscal year ended June 30, 2005.

Spector’s report on our financial statements for the fiscal year ended June 30, 2005 did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. The report of Spector for the fiscal year ended June 30, 2005, was qualified in that adverse financial conditions identified by the accountants raised substantial doubt about our ability to continue as a going concern. During the fiscal year ended June 30, 2005, and in the subsequent interim periods through the date of this proxy statement, (i) there were no disagreements between us and Spector on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Spector, would have caused Spector to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934. The decision to replace Spector was not the result of any disagreement between Spector and us on any matter of accounting principle or practice, financial statement disclosure or audit procedure. The board of directors deemed it in the best interests of Petals to change independent auditors following the closing of the acquisition of the Petals Decorative Accents, Inc. business.

Our financial statements for the fiscal years ended June 30, 2004 and June 30, 2003 were audited by independent registered public accounting firms other than Spector. On September 19, 2005, we filed a current report on Form 8-K to disclose the dismissal of HJ & Associates, the prior principal accountants for Immuno and the independent registered public accounting firm that audited our financial statements for the fiscal year ended June 30, 2004. On October 13, 2004, we filed a current report on Form 8-K to disclose the dismissal of Rose, Snyder & Jacobs, the principal accountants for Immuno prior to HJ & Associates and the independent registered public accounting firm that audited our financial statements for the fiscal year ended June 30, 2003.

On August 21, 2006, our board of directors approved the appointment of Most & Company, LLP, as our independent registered public accounting firm for the ten-month transition period ending June 30, 2006. Petals Decorative Accents LLC is a private company, and its financial statements for fiscal years ended September 3, 2005 and August 28, 2004 were audited by Most & Company, LLP.

Audit Committee Report

Petals does not have a separately designated audit committee and accordingly, the entire board of directors performs the functions described in the report set forth below. Petals is not a “listed issuer” within the meaning of Rule 10A-3 under the Exchange Act of 1934, as amended. As a result, Petals is not required to have an audit committee. None of the members of the board of directors meet the criteria for independence established by Nasdaq or any of the self-regulatory organizations. Petals does not otherwise meet the eligibility requirements for listing on Nasdaq or with such other self-regulatory organizations.

The Board of Directors has:

(a)

reviewed and discussed our audited financial statements;

(b)

discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); and

(c)

received the written disclosures and the letter from our auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed the independence of our auditors with our independent auditors.

Based on the review and discussions described above, the Board of Directors approved the inclusion of our audited financial statements in our Annual Report on Form 10-KSB for the transitional ten-month period ended June 30, 2006.

Fees for Professional Services

The following is a summary of the fees for professional services rendered by Most & Company, LLP for the twelve-months ended June 30, 2006 and June 30, 2005:

	Fees for Twelve-months Ended June 30,
Fee Category	2006	2005

Audit fees	$36,500.00	$36,200.00
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$36,500.00	$36,200.00

Audit fees. Audit fees represent fees for professional services performed by Most & Company, LLP for the audit of our financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements and related expenses.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by Most & Company, LLP that are reasonably related to the performance of the audit or review of our financial statements, including consultation on accounting standards or accounting for specific transactions.

Tax fees. Tax fees represent fees for professional services performed by Most & Company, LLP with respect to tax compliance, tax advice and tax planning and related expenses. These services include assistance with the preparation of federal, state, and foreign income tax returns.

All other fees. All other fees represent fees for products and services provided by Most & Company, LLP, other than those disclosed above.

Pre-Approval Policies and Procedures

Our board of directors approves each engagement for audit or non-audit services before we engage Most & Company, LLP to provide those services. All audit and non-audit services require pre-approval by the board of directors.

Our board of directors pre-approval policies or procedures do not allow our management to engage Most & Company LLP to provide any specified services without preapproval of the engagement for those services. All of the services provided by Most & Company LLP during the twelve months ended June 30, 2006 were pre-approved.

OTHER MATTERS

Other Business

Neither we nor our board of directors intends to propose any matters of business at the meeting other than those described in this proxy statement. Neither we nor our board know of any matters to be proposed by others at the meeting.

Stockholder Proposals for 2007 Annual Meeting

A stockholder who intends to present a proposal at the 2007 annual meeting of stockholders for inclusion in our 2007 proxy statement must submit the proposal at least 120 days prior to the first anniversary of the mailing of this proxy statement. We anticipate that the first mailing of these materials will occur on or about November 17, 2006. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

Section 3.5 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to us at our principal executive offices not less than 60 days before the date for such meeting. We currently anticipate that next year’s annual meeting will take place at approximately the same time of the year, or on or about December 12, 2007. In that case, the deadline for submission of notice will be October 13, 2007. Our by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Finally, SEC rules require us to disclose in our proxy materials certain information about candidates for nomination to the board who are recommended by a stockholder or group of stockholders owning more than 5% of our common stock. The deadline for notice to us of such a recommendation is 120 days prior to the anniversary date of mailing of this proxy statement.

It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Available Information

Stockholders of record on November 1, 2006, will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. We will mail, without charge, a copy of our Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to: Corporate Secretary, Petals Decorative Accents, Inc., Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877.

Petals is required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document which Petals has filed at the SEC’s public reference rooms at:

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of Petals’ SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

Documents filed by us pursuant to the Securities Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission’s web site (http://www.sec.gov).

PETALS DECORATIVE ACCENTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, DECEMBER 13, 2006

FOLD AND DETACH HERE

PROXY

PETALS DECORATIVE ACCENTS, INC.
Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877

The undersigned hereby appoints Stephen M. Hicks and Henry Sargent, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Petals Decorative Accents, Inc., a Delaware corporation (“Petals”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Petals to be held on Wednesday, December 13, 2006, at 10:00 a.m. (local time) at the Executive Pavilion, Garden Level Conference Room, 90 Grove Street, Ridgefield, Connecticut 06877 (the “Annual Meeting”). In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

1.	To elect one member of the Board of Directors for a three-year term as a Class I director consisting of the foregoing nominee.	☐	FOR	☐	WITHHOLDING AUTHORITY

Nominee: Stephen M. Hicks

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below. (To vote or withhold authority for all nominees, see below

MARK HERE FOR ADDRESS CHANGE OR COMMENT AND NOTE AT RIGHT  ☐

The Petals Board of Directors recommends that you vote FOR each of the proposals.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

2.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

Signature:  _____________________________________

Date:  ____________________________________, 2006

Signature:  _____________________________________

Date:  ____________________________________, 2006

The signature on this proxy should correspond exactly with stockholder’s name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as attorney, executor, trustee, administrator or guardian should give their full title. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signature is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.